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                                                                  EXHIBIT (a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

------------------------------------------------------------
                                         GIVE THE TAXPAYER
              FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                         NUMBER OF--
------------------------------------------------------------

 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)
 3.  Husband and wife (joint account)    The actual owner of
                                         the account or, if
                                         joint funds, either
                                         person(1)
 4.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)     The adult or, if
                                         the minor is the
                                         only contributor,
                                         the minor(1)
 6.  Account in the name of guardian or  The ward, minor or
     committee for a designated ward,    incompetent
     minor or incompetent person         person(3)
 7.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under state law
 8.  Sole proprietorship account         The owner(4)
------------------------------------------------------------


------------------------------------------------------------
                                         GIVE THE TAXPAYER
              FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                         NUMBER OF--
------------------------------------------------------------

 9.  A valid trust, estate or pension    The legal entity
     trust                               (Do not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designated
                                         in the account
                                         title.)(5)
10.  Corporate account                   The corporation
11.  Religious, charitable or            The organization
     educational organization account
12.  Partnership account held in the     The partnership
     name of the business
13.  Association, club or other tax-     The organization
     exempt organization
14.  A broker or registered nominee      The broker or
                                         nominee
15.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government, school district
     or prison) that receives
     agricultural program payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show your individual name. You may also enter your business name. You may use either your social security number or your employer identification number.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under Sections 6041 and 6041A of the Internal Revenue Code of 1986, as amended (the "Code") are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (2) through (6) are exempt from backup withholding for barter exchange transactions, patronage dividends and payments by certain fishing boat operators.

 (1) A corporation.
 (2) An organization exempt from tax under Section 501(a) of the Code, an IRA or a custodial account under Section 403(b)(7) of the Code.
 (3) The United States or any of its agencies or instrumentalities.
 (4) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
 (5) A foreign government or any of its political subdivisions, agencies or instrumentalities.
 (6) An international organization or any of its agencies or instrumentalities.
 (7) A foreign central bank of issue.
 (8) A dealer in securities or commodities required to register in the United States or a possession of the United States.
 (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10) A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under Section 584(a).
(13) A financial institution.
(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
(15) A trust exempt from tax under Section 664 or described in Section 4947 of the Code.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
- Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.
- Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).
- Payments described in Section 6049(b)(5) of the Code to non-resident aliens.
- Payments on tax-free covenant bonds under Section 1451 of the Code.
- Payments made by certain foreign organizations.
- Payments of mortgage interest to you.
- Payments made to an appropriate nominee.

Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYOR. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYOR A COMPLETED INTERNAL REVENUE SERVICE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

  Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE.--Section 6109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE IRS.